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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 10, 2004 relating to the consolidated financial statements of Hexcel Holdings Denmark ApS and Hexcel Holdings (UK) Limited, which appear in the Hexcel Corporation Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firms" in such Registration Statement.

PricewaterhouseCoopers LLP

Stamford, CT
November 23, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM